UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 29, 2011

ThermoGenesis Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-82900	94-3018487
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2711 Citrus Rd., Rancho Cordova, California		95742
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	916-858-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 29, 2011, the Board of Directors of ThermoGenesis Corp. (the "Company") approved the potential future issuance of up to 675,000 shares of restricted common stock under the Company’s 2006 Equity Incentive Plan to director level and executive members of management of the Company. The vesting and issuance will occur in three equal installments on July 29, 2012, July 29, 2013 and July 29, 2014, and will be further subject to limitations and restrictions as provided under the 2006 Equity Incentive Plan. These shares of restricted common stock were approved for issuance to retain key members of management. Included in this issuance will be the following amounts to our named executive officers: (1) 100,000 shares to J. Melville Engle, the Chairman & Chief Executive Officer of the Company, (2) 75,000 shares to Matthew Plavan, the Chief Financial Officer and Executive Vice President, Business Development of the Company, (3) 50,000 shares to Jorge Artiles, the Vice President, Chief Quality and Regulatory Affairs Officer of the Company, and (4) 50,000 shares to Hal Baker, the Vice President, Commercial Operations of the Company. The issuance of these shares of restricted common stock will be made in the future provided the management members continue to be employed at each vesting date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ThermoGenesis Corp.

August 4, 2011	By:	Matthew T. Plavan

Name: Matthew T. Plavan
Title: CFO & EVP, Business Development